                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                      OF
                            ECO-AIRE COMPANY, INC.


     The undersigned, for the purpose of forming a Corporation for profit under the laws of the State of Florida, hereby adopt the following Articles of
Incorporation:

                                   ARTICLE I

NAME:

     The name of this Corporation is: Eco-Aire Company, Inc. The principal place of business of this Corporation shall be:

                            2051 Northeast 191 Drive
                       North Miami Beach, Florida 33179

                                   ARTICLE II

NATURE OF BUSINESS:

     This Corporation may engage in any activity of business permitted under the laws of the United States of America and/or of the State of Florida.

                                  ARTICLE III

CAPITAL STOCK:

     This Corporation is authorized to issue one thousand (1000) shares of stock, with a par value of One ($1.00) Dollar.

     The amount of capital with which the Corporation shall begin business shall be no less than $500.00.

                                  ARTICLE IV

TERM OF EXISTENCE:

     This Corporation is to exist perpetually.

PRE-EMPTIVE RIGHTS:

     Every shareholder, upon the sale of any new stock of this Corporation of the same kind or class as that which he already holds, shall have the right to purchase his prorated share thereof at a price at which it is offered to others.

                                   ARTICLE VI

INITIAL REGISTERED OFFICE AND INITIAL REGISTERED AGENT:

     The street address of the initial registered office of this Corporation is 2051 Northeast 191 Drive, North Miami Beach, Florida 33179.

     The name of the initial registered agent of this Corporation at that address is Joseph M. Peiken.

                                  ARTICLE VII

DIRECTORS:

     Initially the Corporation shall have two directors. The number of directors may be increased or diminished from time to time by the by-laws adopted by the shareholders. The original shareholder is:

                                 Dorothy Nelson

                                      and

     The original directors are:

                       Dorothy Nelson and Jerrold Nelson

SUBSCRIBERS:

     The name and street address of the person executing these Articles of Incorporation as subscriber:

                                Joseph M. Peiken
                            2051 Northeast 191 Drive
                       North Miami Beach, Florida 33179

                                   ARTICLE IV

POWERS:

     This Corporation shall have all of the powers enumerated for Corporation under the laws of the State of Florida.

                                   ARTICLE X

AMENDMENTS:

     These Articles of Incorporation may be amended in any manner provided by law. Every amendment shall be approved by the board of directors, proposed to them by the stockholders and approved at a stockholders' meeting by a majority of the stock entitled to vote thereon, unless the shareholders and directors sign a written statement manifesting their intention that a certain amendment to these Articles of Incorporation be made.

IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 13/th/ day of February, 1995.


                                             _______________________________
                                             Joseph M. Peiken

STATE OF FLORIDA       )
COUNTY OF BROWARD      )

     The foregoing instrument was acknowledged before me this _____ day of February, 1995, by Joseph M. Peiken who is personally known to me and who did take an oath.


                                             _______________________________
                                             Notary Public

                                             _______________________________
                                             Printed Name of Notary

                                             My Commission Expires:

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                             ECO-AIRE COMPANY, INC.


     The Articles of Incorporation of Eco-Aire Company, Inc., a Florida corporation ("Corporation"), filed with the Department of State on February 27, 1995, Charter Number P9500015883, is hereby amended as shown below:

     Article III of the Articles of Incorporation of this Corporation is deleted in its entirety and the following is inserted in lieu thereof.

                                  ARTICLE III

     The total authorized capital stock of this corporation shall be five Million (5,000,000) shares of common stock, par value $1.00 per share.

     The foregoing amendment was adopted by a Joint Corporate Action by all the Shareholders and all the Directors of this corporation, effective as of November 27, 1996 and the number of votes cast by the shareholders were sufficient for approval.

     IN WITNESS WHEREOF, the undersigned, being President of this Corporation, has executed these Articles of amendment, as of November 27, 1996.



                                             ECO-AIRE COMPANY, INC.


                                             By:  ____________________________
                                                  Theodore Shlisky, President

                               Prepared by:  David F. Parish, Esq., FL Bar
                                             #275786 Rudan McClosky, Et al, P.O.
                                             Box 1900 Fort Lauderdale, Florida
                                             33301
                                             (954) 764-6660

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                             ECO-AIRE COMPANY, INC.


     The Articles of Incorporation of Eco-Aire Company, inc., a Florida corporation ("Corporation"), filed with the Department of State on February 27, 1995, Charter Number P95000015883, is hereby amended as shown below;

     Article III of the Articles of Incorporation of this Corporation is deleted in its entirety and the following is inserted in lieu thereof:

                                  ARTICLE III

     The total authorized capital stock of this Corporation shall be Ten Million (10,000,000) shares of common stock, par value $0.001 per share, and Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share.

     The Board of Directors is expressly authorized to issue from time to time all or any shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences (including seniority upon liquidation), relative participating, optional or other special rights, redemption rights, conversion privileges and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and to the fullest extent as now or hereinafter permitted by these Articles of Incorporation, and the laws of the State of Florida. Unless a vote of any shareholder is required pursuant to a certificate or certificate establishing a series of Preferred Stock, the Board of Directors may from time to time increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuances of shares of that series. In case the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status that such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The foregoing amendment was adopted by a Joint Corporate Action by all the Shareholders and all the Directors of this Corporation, effective as of January 31, 1997 and the number of votes cast by the shareholders were sufficient for approval.

     IN WITNESS WHEREOF, the undersigned, being President of this Corporation, has executed these Articles of Amendment, as of January 31, 1997.

                                             ECO-AIRE COMPANY, INC.

      In case the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status that such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The foregoing amendment was adopted by a Joint Corporate Action by all the Shareholders and all the Directors of this Corporation, effective as of January 31, 1997 and the number of votes cast by the shareholders were sufficient for approval.

     IN WITNESS WHEREOF, the undersigned, being President of this Corporation, has executed these Articles of Amendment, as of January 31, 1997.

                                   ECO-AIRE COMPANY, INC.


                                   __________________________________
                                   Theodore Shlisky, President


                     Prepared by:  David F. Parish, Esq., FL Bar #275786
                                   Rudan McClosky, Et al, P.O. Box 1900
                                   Fort Lauderdale, Florida 33301
                                   (954) 764-6660

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                             ECO-AIRE COMPANY, INC.


     1.  The name of the Corporation is Eco-Aire Company, Inc.

     2. The following provision of the Articles of Incorporation of Eco-Aire Company, Inc., a Florida corporation ("Corporation"), filed with The Department of State on February 27, 1995, Charter No. P-950000-15883, be, and it is hereby, amended as shown below:

                                   ARTICLE V

     Article V is hereby deleted from the Articles of Incorporation of this corporation, with no provision to be substituted in its place.

     3.  The foregoing amendment was adopted in accordance with Sections
607.0704 and 607.0821 of the Florida Statutes, by a written consent signed by all of the Directors and by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon on August 8, 1997, and the number of votes cast by the Shareholders has executed these Articles of Amendment as of August 12, 1997.


                                             By:____________________________
                                                  Theodore Shlisky
                                                  President

                             ARTICLES OF AMENDMENT
                      OF THE ARTICLES OF INCORPORATION OF
                             ECO-AIRE COMPANY, INC.


     Pursuant to Sections 607.1003 and 607.1006 of the Florida Business Corporation act, the Articles of Incorporation of ECO-AIRE COMPANY, INC. (the "Corporation"), are hereby amended according to these Articles of Amendment:

     FIRST:   The name of the Corporation is ECO-AIRE COMPANY, INC.

     SECOND: Article I of the Articles of Incorporation is hereby deleted in its entirety and the following inserted in lieu thereof:

          "The name of the Corporation is:  Eco-Rx, Inc.
          The principal place of business of the Corporation Shall be:
          2051 Northeast 191 Drive
          North Miami Beach, Florida  33179"

     THIRD:   The foregoing amendment was recommended by the Board of Directors on July 27, 1999 by the unanimous written consent of the Board of Directors of the Corporation, and was adopted on July 27, 1999 by the written consent of the shareholders of the Corporation, constituting a sufficient number of votes for the amendment to be approved in accordance with Florida Statutes.

     NOW, THEREFORE: the undersigned officer of the corporation has executed this instrument this 27 day of July, 1999.


                                             __________________________________
                                             Jerrold Nelson, President